                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

                          DELPHI FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                      001-11462                 13-3427277
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE      19899
              (Address of principal executive offices)                (ZIP Code)

Registrant's telephone number, including area code 302-478-5142

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Contract

Effective April 19, 2006, in connection with the appointment of Donald A. Sherman as the Registrant's President and Chief Operating Officer, as described in Item 5.02 of this Current Report on Form 8-K, the Registrant entered into an employment letter agreement with Mr. Sherman. The material terms of such letter agreement are described in Item 5.02.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers

Effective April 19, 2006, the Registrant's Board of Directors (the "Board") appointed Donald A. Sherman, age 55, as President and Chief Operating Officer. Mr. Sherman has served on the Board since 2002 and continues to serve as a director. Mr. Sherman served as Chairman and Chief Executive Officer of Waterfield Mortgage Company, Inc. ("Waterfield") since 1999 and as President of Waterfield from 1989 to 1999, and also serves as a director of White River Capital, Inc. Prior to his service at Waterfield, Mr. Sherman served as President of Hyponex Corporation and was previously a partner in the public accounting firm of Coopers and Lybrand.

Mr. Sherman's initial annual base salary will be $755,000, and, under the 2006 performance goals adopted by the Stock Option and Compensation Committee of the Board (the "Committee") for him, the elements of which are substantially similar to those previously adopted for Robert Rosenkranz, Chairman of the Board and Chief Executive Officer of the Registrant, he will have the opportunity to earn a 2006 bonus equal to a specified percentage of such base salary to the extent that these elements are satisfied, subject to the ability of the Committee to exercise negative discretion as to the amount of such bonus. The target levels for annual awards to Mr. Sherman of cash bonuses and restricted share units will be equal to 70% of the corresponding awards to Mr. Rosenkranz, subject in all events to the Committee's discretion. The Committee has granted to Mr. Sherman, contingent on approval at the Registrant's 2006 Annual Meeting of Stockholders of the proposed increase in the number of shares available for awards under the Registrant's 2003 Employee Long-Term Incentive and Share Award Plan (the "Plan"), options to purchase 100,000 shares of the Company's Class A common stock at the price of $54.08 per share. Such options vest in five equal annual installments, and are subject to the terms and conditions of the Plan.

In connection with Mr. Sherman's appointment, Robert Rosenkranz, the Company's Chairman of the Board and Chief Executive Officer, stepped down from the position of President.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
           Year

Effective April 19, 2006, in connection with the aforementioned appointment of Mr. Sherman, the Board amended various provisions of the Registrant's Amended and Restated By-Laws (the "By-Laws") to separate the officer positions of Chief Executive Officer and President, to set forth the separate role and responsibilities of the President and to make certain related technical changes. A complete copy of the By-Laws, reflecting such amendments, is included as Exhibit 3.1 to this Current Report on Form 8-K and the foregoing description is qualified in its entirety by reference to such Exhibit.

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Item 9.01. Financial Statements and Exhibits

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit Number    Description of Exhibits
--------------    -----------------------
      3.1         Amended and Restated By-Laws of Delphi Financial Group, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DELPHI FINANCIAL GROUP, INC.


                                        /s/ ROBERT ROSENKRANZ
                                        ----------------------------------------
                                        Robert Rosenkranz
                                        Chairman of the Board
                                        and Chief Executive Officer
                                        (Principal Executive Officer)

Date: April 25, 2006